As filed with the Securities and Exchange Commission on January 13, 2022
Registration No. 333- 259406

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO 1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CFSB Bancorp, Inc. and
Colonial Federal Savings Bank 401(k) Plan
(Exact Name of Registrant as Specified in Its Charter)

United States of America	6035	87-4396534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15 Beach Street
Quincy, Massachusetts 02170
(617) 471-0750
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael E. McFarland
President and Chief Executive Officer
15 Beach Street
Quincy, Massachusetts 02170
(617) 471-0750
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Lawrence M.F. Spaccasi, Esq. Scott A. Brown, Esq. Thomas P. Hutton, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000
Approximate date of commencement of proposed sale to the public: Not applicable
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Sale to the Public Concluded January 12, 2022

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is filed to deregister 40,886 shares of the $0.01 par value common stock of CFSB Bancorp, Inc. (the “Registrant”), previously registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on November 10, 2021, and offered by means of the Prospectus dated November 10, 2021 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on November 19, 2021.  The remaining 2,934,739 shares of such common stock have been offered, sold and/or issued in accordance with and as described in the Prospectus, of which 2,804,306 shares were sold in the Subscription Offering and 130,433 shares were issued to the Colonial Federal Savings Bank Charitable Foundation, Inc.

The Registrant has determined that no further shares of such common stock will be offered, sold and/or issued by it pursuant to the Prospectus.  The Registrant, therefore, requests deregistration of the 40,886 unissued and unsold shares of such common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Quincy, Commonwealth of Massachusetts, on January 13, 2022.

CFSB BANCORP, INC.

By:	/s/ Michael E. McFarland
Michael E. McFarland
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors of CFSB Bancorp, Inc. (the “Company”), severally constitute and appoint Michael E. McFarland with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below that said individual may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said individual shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael E. McFarland Michael E. McFarland	President, Chief Executive Officer and Director (Principal Executive Officer)	January 13, 2022

/s/ Susan Shea Susan Shea	Treasurer and Chief Operating Officer (Principal Financial and Accounting Officer)	January 13, 2022

* James M. O’Leary, Jr.	Chairman of the Board	January 13, 2022

* Paul N. Baharian	Director	January 13, 2022

* Robert Guarnieri	Director	January 13, 2022

* Edward J. Keohane	Director	January 13, 2022

* Stephen D. Marini	Director	January 13, 2022

* Tracy L. Wilson * By Power of Attorney dated September 9, 2021.	Director	January 13, 2022